ServiceSource Reports Third Quarter 2015 Financial Results

SAN FRANCISCO, November 5, 2015 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced financial results for the third quarter ended September 30, 2015.

“The team at ServiceSource delivered another solid quarter as we continue strong progress on our turnaround.  With revenue near the high-end of guidance and continued cost management, we exceeded our expectations on profitability and improved our adjusted EBITDA by $6 million year-over-year.  Our client-facing teams continued their great work tightening relationships with current clients, growing deal sizes, and expanding the pipeline," said Christopher Carrington, CEO of ServiceSource.  “Additionally, we announced our plans to open a service center in the Philippines, an important move to meet increasing demand for RLM and our future growth.  With a new executive management team driving a revitalized culture, I remain confident our team will continue to make the operational improvements necessary to return ServiceSource to growth and profitability.”

GAAP revenue was $59.4 million in the third quarter, representing a 8.2% decrease from the $64.7 million delivered in same the period in the prior year. Non-GAAP revenue, which excludes the impact of the reduction of deferred revenue in connection with our acquisition of Scout Analytics, was $59.5 million, reflecting a 8.5% decrease from the same period in the prior year.

For the third quarter of fiscal year 2015, adjusted EBITDA was a loss of $1.3 million, compared with a loss of $7.4 million for the same period last year. GAAP net loss in the quarter was $10.9 million, or $0.13 per share, compared with GAAP net loss of $41.8 million, or $0.50 per share, for the same period last year. Non-GAAP net loss in the quarter was $2.1 million compared with a net loss of $6.3 million for the same period last year. Non-GAAP EPS was a $0.02 loss per basic and diluted share, compared with a loss of $0.08 per basic and diluted share for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call
ServiceSource will discuss its third quarter 2015 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 61294941. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our business opportunities, challenges, market position and new service center. These forward-

looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; our technology; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; the potential effect of mergers and acquisitions on our customer base; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to achieve our expected benefits from international expansion; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert managed services, cloud software and best-practice processes proven to increase customer success, drive revenue growth and decrease churn from existing customers. ServiceSource's solutions help companies with onboarding and adoption, upsell and cross-sell, retention and renewals-the entire revenue lifecycle. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built recurring revenue technology platform. For more information, go to http://www.servicesource.com.

Connect with ServiceSource:
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http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Net revenue	$59,432	$64,713	$187,242	$197,526
Cost of revenue (1)	42,568	49,218	131,076	145,331
Gross profit	16,864	15,495	56,166	52,195
Operating expenses:
Sales and marketing (1)	10,667	14,343	31,667	47,225
Research and development (1)	3,474	6,402	12,942	19,999
General and administrative (1)	10,912	10,932	33,778	36,053
Restructuring and other	(2)	1,937	3,737	1,937
Goodwill impairment	—	21,000	—	21,000
Total operating expenses	25,051	54,614	82,124	126,214
Loss from operations	(8,187)	(39,119)	(25,958)	(74,019)
Interest expense and other, net	(2,513)	(2,867)	(7,097)	(7,638)
Loss before income taxes	(10,700)	(41,986)	(33,055)	(81,657)
Income tax provision (benefit)	158	(200)	1,380	(39)
Net loss	$(10,858)	$(41,786)	$(34,435)	$(81,618)
Net loss per share, basic and diluted	$(0.13)	$(0.50)	$(0.40)	$(0.99)
Weighted average common shares outstanding, basic and diluted	85,994	83,131	85,113	82,668

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Cost of revenue	$704	$1,034	$2,200	$3,168
Sales and marketing	796	1,497	2,443	4,917
Research and development	322	695	1,314	2,131
General and administrative	1,438	1,848	4,847	5,790
Total stock-based compensation	$3,260	$5,074	$10,804	$16,006

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$73,829	$90,382
Short-term investments	136,769	125,000
Accounts receivable, net	56,131	70,163
Deferred income taxes	390	398
Prepaid expenses and other	7,086	6,815
Total current assets	274,205	292,758
Property and equipment, net	25,020	25,658
Deferred income taxes, net of current portion	1,471	2,488
Goodwill and intangibles, net	9,823	10,957
Other assets, net	8,546	7,985
Total assets	$319,065	$339,846

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,902	$2,922
Accrued taxes	773	1,721
Accrued compensation and benefits	19,866	20,056
Deferred revenue	5,942	7,018
Accrued expenses	5,562	8,882
Other current liabilities	1,307	2,569
Total current liabilities	35,352	43,168
Convertible notes, net	126,178	120,730
Other long-term liabilities	4,779	4,660
Total liabilities	166,309	168,558
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	327,512	312,017
Accumulated deficit	(175,843)	(141,409)
Accumulated other comprehensive income	1,520	1,113
Total stockholders’ equity	152,756	171,288
Total liabilities and stockholders’ equity	$319,065	$339,846

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine months ended
	September 30
	2015	2014
Cash flows from operating activities
Net loss	$(34,435)	$(81,618)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,204	9,670
Amortization of debt discount and issuance costs	5,955	5,536
Amortization of premium on short-term investments	(205)	72
Deferred income taxes	1,020	(177)
Stock-based compensation	10,804	16,006
Income tax benefit from stock-based compensation	—	(267)
Restructuring and other	3,518	910
Goodwill impairment	—	21,000
Changes in operating assets and liabilities:
Accounts receivable, net	12,740	14,567
Deferred revenue	(1,043)	(1,137)
Prepaid expenses and other	(1,247)	(108)
Accounts payable	(620)	(831)
Accrued taxes	(879)	(593)
Accrued compensation and benefits	(580)	(822)
Accrued expense	(4,031)	3,259
Other liabilities	(844)	(1,661)
Net cash provided by (used in) operating activities	357	(16,194)
Cash flows from investing activities
Acquisition of property and equipment	(8,273)	(7,625)
Restricted cash	(1,244)	—
Cash paid for acquisition, net of cash acquired	—	(32,550)
Purchases of short-term investments	(73,567)	(70,430)
Sales of short-term investments	61,430	46,181
Maturities of short-term investments	690	4,043
Net cash used in investing activities	(20,964)	(60,381)
Cash flows from financing activities
Repayment of long-term debt and capital lease obligations	(139)	(321)
Proceeds from common stock issuances	3,476	4,380
Income tax benefit from stock-based compensation	—	267
Net cash provided by financing activities	3,337	4,326
Net decrease in cash and cash equivalents	(17,270)	(72,249)
Effect of exchange rate changes on cash and cash equivalents	717	1,039
Cash and cash equivalents at beginning of period	90,382	170,132
Cash and cash equivalents at end of period	$73,829	$98,922

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.
Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, goodwill impairment and non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, goodwill impairment and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Nine Months Ended
		September 30		September 30
		2015	2014	2015	2014
Net Revenue
GAAP net revenue		$59,432	$64,713	$187,242	$197,526
Adjustments to revenue	(A)	81	317	275	1,076
Non-GAAP net revenue		$59,513	$65,030	$187,517	$198,602

Gross Profit
GAAP gross profit		$16,864	$15,495	$56,166	$52,195
Non-GAAP adjustments:
Adjustments to revenue	(A)	81	317	275	1,076
Stock-based compensation	(B)	704	1,034	2,200	3,168
Amortization of internally-developed software	(C)	1,362	517	3,383	1,553
Amortization of purchased intangible assets	(D)	247	351	741	974
Non-GAAP gross profit		$19,258	$17,714	$62,765	$58,966

Gross Profit %
GAAP gross profit		28%	24%	30%	26%
Non-GAAP adjustments:
Adjustments to revenue	(A)	—%	—%	—%	1%
Stock-based compensation	(B)	1%	2%	1%	2%
Amortization of internally-developed software	(C)	2%	1%	2%	1%
Amortization of purchased intangible assets	(D)	—%	1%	—%	—%
Non-GAAP gross profit		32%	27%	33%	30%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$25,051	$54,614	$82,124	$126,214
Stock-based compensation	(B)	(2,556)	(4,040)	(8,604)	(12,838)
Amortization of internally-developed software	(C)	(84)	(105)	(252)	(245)
Amortization of purchased intangible assets	(D)	(131)	(212)	(394)	(590)
Acquisition related costs	(E)	—	—	—	(728)
Restructuring and other	(F)	2	(1,937)	(3,737)	(1,937)
Goodwill impairment	(G)	—	(21,000)	—	(21,000)
Non-GAAP operating expenses		$22,282	$27,320	$69,137	$88,876

Net loss
GAAP net loss		$(10,858)	$(41,786)	$(34,435)	$(81,618)
Non-GAAP adjustments:
Adjustments to revenue	(A)	81	317	275	1,076
Stock-based compensation	(B)	3,260	5,074	10,804	16,006
Amortization of internally-developed software	(C)	1,446	622	3,635	1,798
Amortization of purchased intangible assets	(D)	378	563	1,134	1,564
Acquisition related costs	(E)	—	—	—	728
Restructuring and other	(F)	(2)	1,937	3,737	1,937
Goodwill impairment		—	21,000	—	21,000
Non-cash interest expense	(H)	2,052	1,905	5,965	5,569
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	1,552	4,028	4,382	12,752
Non-GAAP net loss		$(2,091)	$(6,340)	$(4,503)	$(19,188)

Diluted Net Loss Per Share
GAAP net loss per share		$(0.13)	$(0.50)	$(0.40)	$(0.99)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	—	—	0.01
Stock-based compensation	(B)	0.04	0.06	0.13	0.19
Amortization of internally-developed software	(C)	0.02	0.01	0.04	0.02
Amortization of purchased intangible assets	(D)	—	0.01	0.01	0.02
Acquisition related costs	(E)	—	—	—	0.01
Restructuring and other	(F)	—	0.02	0.04	0.02
Goodwill impairment		—	0.25	—	0.25
Non-cash interest expense	(H)	0.02	0.02	0.07	0.07
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	0.02	0.05	0.05	0.15
Non-GAAP diluted net loss per share		$(0.02)	$(0.08)	$(0.05)	$(0.23)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		85,994	83,131	85,113	82,668

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Adjustments to revenue - Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.1 million of revenue was not recognized for the three months ended September 30, 2015. Therefore, revenue is adjusted by an increase of $0.1 million to arrive at non-GAAP revenue for the three months ended September 30, 2015.
(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(E) Acquisition related costs. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs and acquisition bonus payments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(F) Restructuring and other expense.   Included in our GAAP presentation, we will incur expenses with our ongoing restructuring effort to reduce expenses to better match revenues.  Restructuring and other expenses consist primarily of employees' severance payments, related employee benefits, retention bonuses and charges related to cancellation of contracts. These are one-time in nature costs that are not indicative of our core operating performance.

(G) Goodwill impairment. Included in our GAAP presentation, we recorded goodwill impairment related to our Cloud and Business Intelligence unit in 2014. Goodwill impairment is a noncash charge that is one time in nature that is not indicative of our core operating performance.

(H) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(I) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E ,F, G, H and I noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Nine months ended
	September 30		September 30
	2015	2014	2015	2014

Net loss	$(10,858)	$(41,786)	$(34,435)	$(81,618)
Income tax provision (benefit)	158	(200)	1,380	(39)
Interest expense and other, net	2,513	2,867	7,097	7,638
Depreciation and amortization	3,520	3,348	10,320	9,670
EBITDA	(4,667)	(35,771)	(15,638)	(64,349)
Stock-based compensation	3,260	5,074	10,804	16,006
Adjustments to revenue	81	317	275	1,076
Acquisition related costs	—	—	—	728
Restructuring and other	(2)	1,937	3,737	1,937
Goodwill impairment	—	21,000	—	21,000
Adjusted EBITDA	$(1,328)	$(7,443)	$(822)	$(23,602)

ServiceSource International, Inc.
Reporting Segments
(In thousands)
(unaudited)
	Three Months Ended September 30
	2015		2014
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$53,295	$6,137	$56,629	$8,084
Cost of Revenue	38,594	3,974	43,733	5,485
Gross Profit	$14,701	$2,163	$12,896	$2,599

	Nine Months Ended September 30
	2015		2014
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$167,532	$19,710	$173,773	$23,753
Cost of Revenue	119,499	11,577	127,629	17,702
Gross Profit	$48,033	$8,133	$46,144	$6,051

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182

ebylin@servicesource.com